STOCK PURCHASE AGREEMENT
                          ------------------------

     WHEREAS, DIALYSIS CORPORATION OF AMERICA, a Florida corporation with its principle offices located at 27 Miller Street, Lemoyne, Pennsylvania 17043 ("DCA") organized and incorporated two subsidiary corporations, one Dialysis Services of NJ, Inc. - Manahawkin, a New Jersey corporation with its principle offices located at 675 Route 72 East, Manahawkin, New Jersey 08050 ("DSM") and the second Dialysis Services of NJ, Inc. - Toms River, a New Jersey corporation with its principle offices located at c/o DCA, 27 Miller Street, Lemoyne, Pennsylvania 17043 ("DSTR") (DSM and DSTR may be referred to collec-tively as the "Corporation");

     WHEREAS, DCA formed each of DSM and DSTR to operate its own respective outpatient dialysis facility (the "DSM Facility" and the "DSTR Facility," collectively the "Facility") and to provide related services;

     WHEREAS, DCA owns 100%, to wit 100 shares of common stock, no par value (the "Common Stock") of each of DSM and DSTR;

     WHEREAS, ATLANTIC NEPHROLOGY GROUP, INC., a New Jersey professional corporation with offices located at c/o Dr. Guy D. Sbar ("Sbar"), 9 Hospital Drive, Suite C-2, Toms River, New Jersey 08755 ("ANG"), which is owned 50% by Dr. Sbar and 50% by Dr. Arturo Monta ("Monta") has entered into Medical Director Agreements each with DSM and DSTR dated January 21, 1998 (collectively "MD Agreement"); and

     WHEREAS, ANG is desirous of acquiring a 20% interest in each of DSM and DSTR, and DCA is desirous of selling such 20% to ANG based upon the contribution of services, expertise and personnel to the Corporation as described and pursuant to the terms set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Sale of Common Stock.  Subject to the terms and conditions set
          --------------------
forth in this Agreement, DCA hereby sells, transfers, assigns, conveys and delivers 20 shares of Common Stock of DSM and 20 shares of Common Stock of DSTR to ANG free and clear of all liens, pledges, encumbrances, claims, security interests or restrictions of any kind, except as provided herein, for and in consideration of $1.00 per share, the same per share cost attributable to DCA.

     ANG hereby agrees to and shall acquire the Common Stock from DCA subject to the terms and conditions set forth in this Agreement.

     2.   Directors, Officers and Administration of DSM and DSTR.  The
          ------------------------------------------------------
Corporation may only act through directives of its respective board of directors in accordance with law.

          Directors of the Corporation:

              Bart Pelstring
              Thomas K. Langbein
              Appointee of ANG

          Officers of the Corporation:

              President       -   Bart Pelstring
              Vice President  -   Appointee of ANG
              Secretary       -   Lawrence E. Jaffe
              Treasurer       -   Daniel R. Ouzts

     DCA and ANG shall vote their respective shares of Common Stock of the Corporation for the above named directors.

     Except for the MD Agreement, compensation of officers and/or directors of the Corporation shall be paid in accordance with the majority consent of the directors, exclusive of any director who may have an interest in the matter to be acted upon.

     3.   Restriction on Transfer or Encumbering Shares.
          ---------------------------------------------

     (a) ANG shall not encumber, hypothecate, pledge, assign, gift, transfer, sell or otherwise dispose of or enter into any arrangement for the voting or disposition rights or investment powers with respect to (collectively referred to as "Transfer") its shares of Common Stock now owned or that may hereafter be acquired by it, whether voluntarily or by operation of law, except under the following terms:

          (i) If ANG desires to Transfer its Common Stock it must first obtain the written consent of DCA;

          (ii) Further, ANG grants to DCA the right of first refusal to acquire any of its Common Stock it may wish to Transfer at the same price and under the same terms and conditions as ANG may obtain from a bona fide third party offer. ANG shall notify DCA in writing within thirty (30) days of such offer of its intent to Transfer, the number of shares of Common Stock to be Transferred, the consideration to be received and the terms and conditions of the Transfer, all of which shall be evidenced by a bona fide written third party offer to be provided to DCA who may request further information with respect to such proposed Transfer. Thereupon, DCA shall notify ANG in writing within five (5) days of ANG's notification to Transfer with supporting third party documentation as provided for hereinabove, of its deter-mination to acquire the Common Stock proposed to be Transferred by ANG. Upon receipt of the notification by ANG that DCA has determined to acquire the Common Stock, ANG shall Transfer the Common Stock to DCA at the agreed upon price and terms. Closing of the Transfer to DCA and payment of the purchase price shall be effected no later than fifteen (15) days (or other terms as may have been agreed upon) of acceptance of the purchase offer. If DCA fails to so notify ANG or close as set forth herein, then DCA shall have deemed to have waived its right to so acquire the Common Stock and ANG can thereafter effect the Transfer of its Common Stock to the third party in accordance with the terms of the third party offer, which must be effected within thirty (30) days of DCA's failure to notify or close; otherwise, the Common Stock shall thereafter be subject to the restrictions contained in this Agreement.

          Bona fide third party offer means a true and real written offer to purchase shares of Common Stock from a non-related to or non-affiliated party with ANG who or which potential purchaser of the Facility is licensed to practice nephrology in the State of New Jersey and will be able to act as Medical Director in accordance with the terms of the MD Agreement and this Agreement; provided, no competitor of the Company shall be deemed to be a bona fide third party.

     (b) DCA grants ANG the right to purchase its interest in the Cor-poration if a decision is made by DCA or its parent to sell the Corpora-tion, but only if the Corporation shall be sold separately from the other business operations and dialysis centers of DCA, at a purchase price no less than the purchase price that DCA can obtain from an unaffil-iated third party under terms and conditions at least as favorable to that which the Corporation can be sold to such third party.

     The right of first refusal as provided for in this Section 3(b) shall not be applicable and shall be null and void and of no effect should the Corporation not be sold separately, but rather as part of the overall business operations of DCA, including but not limited to a merger or acqui-sition of DCA or its parent, or a tender offer for the shares of DCA or its parent. Further, there is no obligation on behalf of DCA to sell or otherwise dispose of the Corporation. Any sale of the Corporation to ANG as provided for herein shall be subject to any and all approvals and waivers of governmental, self-regulatory and other agencies, commissions, boards or individual persons and entities that may otherwise have to provide such approvals and/or waivers.

     DCA shall notify ANG in writing of the intent, if such is the case, to sell the Corporation and the consideration and terms obtainable therefore. ANG has fifteen (15) days from the date of such notification to exercise its right to acquire the Corporation for the consideration and under the terms as set forth in the notice as aforementioned, and ANG shall notify DCA in writing within the fifteen (15) day period of its determination to so acquire the Corporation. Upon receipt of such notification, DCA shall sell the Corporation to ANG for the considera-tion and under the terms as then determined. If ANG fails to so notify DCA as set forth herein, or otherwise fails to follow the terms, conditions and procedures for exercising and completing its right to purchase and the purchase of the Corporation, then ANG shall be deemed to have waived this right to so purchase the Corporation and DCA can thereafter deal with its interest in the Corporation as it deems appropriate.

     (c) Upon the change in control of ANG without the prior written approval of the Corporation, the voluntary or involuntary bankruptcy of ANG, an assignment for the benefit of creditors of the ANG, or other cessation of operations of ANG by operation of law or otherwise (collectively "ANG Termination"), DCA shall have the option to purchase all of the shares of Common Stock of the Corporation owned by ANG or any trustee or similar administrator or agent for ANG ("Trustee") by serving written notice on ANG and/or the Trustee, as the case may be, within thirty (30) days of the notice to DCA of the ANG Termination. The purchase price shall be the book value of the shares of Common Stock as of the close of the immediately preceding fiscal year to be paid upon terms to be agreed to with the Trustee.

     (d) A Transfer of the Common Stock in any other fashion or manner, other than as provided for in this Agreement shall be a breach of this Agreement, shall not be valid, and such Transfer shall be null and void ab
                                                                        --
initio.
------

     4.   Endorsement on Certificates.  The Common Stock certificates to
          ---------------------------
be issued to ANG (and any other subsequent shareholder) shall bear the following endorsement:

          The shares represented by this certificate are subject to all the terms and conditions of an Agreement dated May 19, 1998, between Dialysis Corporation of America and Atlantic Nephrology Group, Inc., a copy of which is on file at the offices of the Corporation, which Agreement, among other things, provides for restriction of transfer and rights of first refusal for acquisi-tion of these shares by the parties to the Agreement.

     5.   Representations and Warranties of ANG
          -------------------------------------

     (i) ANG is a professional corporation duly organized, validly existing and in good standing under the laws of, to provide health care and medical treatments, services and procedures, and to dispense drugs and medical supplies in the State of New Jersey and retains duly licensed physicians in the State of New Jersey to facilitate dispersion of such health care and medical services, among which physicians certain ones have a specialty in the field of and are Board certified in nephrology and/or internal medicine; and ANG has the corporate power and authority to carry on its business as it is now being conducted;

     (ii) ANG has no knowledge or any reason to believe that it is, or its affiliates, Drs. Sbar and Monta are, in violation of any laws or regulations of federal, state or local governments relating to its (their) operations or its (their) ability to be Medical Director of the Corpora-tion's Facility; ANG's and its affiliates' background, past and present affiliations, whether with other hospitals, specialty boards, pro-fessional associations, dialysis clinics, or otherwise, does not and shall not subject it or any of them to any restriction, injunction, prohibition, non-compete clause or similar arrangement of any kind in performing and fulfilling its and each of their obligations under this Agreement, including the MD Agreement, or otherwise participating in the Corporation and the transactions contemplated by this Agreement; and ANG holds all necessary licenses, permits and authorizations, which are necessary to its healthcare and medical services operations, all of which licenses were validly secured and are in full force and effect;

     (iii) ANG has the corporate power and authority to enter into and perform its obligations under this Agreement. The execution, deliver and performance of this Agreement by ANG and the transactions contem-plated hereby have been duly authorized by all requisite corporate action. The entering into of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate or conflict with the provisions of ANG's certificate of incorporation or by-laws or violate, conflict with or constitute a breach of or consti-tute a default under any indenture, agreement, or other instrument to which it is a party or by which it is bound or of any judgment, decree, order, governmental permit or license presently held by ANG;

     (iv) There are no actions, judgments, liens, claims, suits, pro-ceedings or investigations pending or to ANG's knowledge threatened against it, at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, which would adversely affect ANG, its ability to perform under this Agreement or the business or future prospects of the Corporation;

     (v) ANG is not in default under any loan, agreement, notice, indenture, contract or agreement of any character which would impair ANG's ability to perform under this Agreement;

     (vi) No authorization, approval, consent or order of any person, court or other governmental body is required in connection with the execution and delivery of this Agreement or the completion of the transactions contemplated in this Agreement; and

     (vii) ANG is acquiring its shares of Common Stock for its own account and not for the account of any other person or group, and is acquiring such Common Stock for investment purposes and not with a view toward distribution or other transfer of such shares, and no other person, other than Dr. Sbar and Dr. Monta, the two owners of ANG, or entity has any beneficial interest in the shares of Common Stock, investment, dispositive, voting or otherwise.

     6.   Representations of DCA.
          ----------------------

     (i) DCA is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the cor-porate power and authority to carry on its business as it is now being conducted;

     (ii) DCA has the corporate power and authority to enter into this Agreement and to carry out its agreements and obligations hereunder.
The execution, delivery and performance of this Agreement by DCA and the transactions contemplated hereby have been duly authorized by all requisite corporate action. The entering into of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate or conflict with the provisions of DCA's certificate of incorporation or by-laws or violate, conflict with, constitute a breach of or default under the provisions of any indenture, agreement or other instrument to which it is a party or by which it is bound, or of any judgment, decree, order, governmental permit or license presently held by DCA;

     (iii) There are no actions, judgments, liens, claims, suits, pro-ceedings or investigations pending or to the knowledge of DCA threatened against it, at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, agency or instru-mentality, which would materially adversely affect it;

     (iv) DCA is not in default under any loan agreement, notice, indenture, contract or agreement of any character the non-performance of which would impair its ability to perform under this Agreement;

     (v) DCA is acquiring the Common Stock for its own account and not for the account of any other person or group, for investment purposes and not with a view toward distribution or other transfer of such Common Stock.

     7.   Further Assurances.  The shareholders shall, from time to time,
          ------------------
at each other's request, and without further consideration execute and deliver such instruments of transfer, conveyance and assignment in addition to those set forth above, and take such other action as each may require more effectively to transfer, convey and assign to and invest in the Cor-poration and to put the Corporation in possession of, any property or processes to be transferred, conveyed, assigned or delivered hereunder, and more effectively to evidence the Corporation's right, title and interest thereto. To the extent that any required waiver or assignment of any process, or transfer of any property shall require the consent or approval of any other party or governmental body, this Agreement shall not constitute an agreement to so transfer the same without such consent if such would constitute a breach thereof. Upon execution of this Agreement, the shareholders shall use their best efforts to assure the Corporation of the benefits of the terms of this Agreement and will use their best efforts to obtain the appropriate licenses, waivers and transfers so that the operation of the Corporation can be immediately effected.

     8.   Investment Risk.  ANG acknowledges that DSM and DSTR are
          ---------------
recently incorporated entities with no operations, with DSM presently under construction and DSTR without a lease or any Facility; and that there is no assurance when, if at all, either Corporation will obtain necessary licenses and approvals to initiate operations, and, if so, ANG acknowledges and recognizes that there can be no assurance that such operations will be profitable. ANG is fully familiar with the establishment and operation of an outpatient dialysis facility, providing inpatient and related dialysis services for which DSM and DSTR were established; and ANG understands the significant governmental regu-lation of the dialysis operations as to be engaged in by DSM and DSTR, particularly but not limited to regulated fees for dialysis treatments, severe restrictions and penalties for self-referrals, among others, as well as the risks involved with any newly proposed operations; and ANG accepts the risks of acquiring the Common Stock of DSM and DSTR.

     9.   Delivery of Shares.  Upon execution of this Agreement, as soon
          ------------------
as the consideration as per Section 1 has been provided, DCA will promptly cause the 20 shares of Common Stock of DSM and the 20 shares of Common Stock of DSTR to be issued in the name of and delivered to ANG.

     10.  Intent and Construction.
          -----------------------

     (a)  Medical Necessity.  Diagnostic, treatment and therapeutic
          -----------------
services provided by the Facility will be provided only when medically necessary and documented based upon the treating physician's best clinical judgment. Further, each patient shall receive specified and individualized services based upon the patient's own unique circumstances.

     (b)  Factors Demonstrating Compliance Intent.  Neither the Corporation
          ---------------------------------------
 nor ANG shall undertake any conduct to induce referrals to the other party and it is the specific intent of the parties to absolutely comply with all federal and state laws. The parties have undertaken due diligence to develop an appropriate and lawful structure demonstrated by the following factors:

          (b)(1)  Access.  An increase in access to health care services
                  ------
will result because of the availability of additional dialysis stations resulting from this new Facility.

          (b)(2)  Quality.  An increase in the quality of health care
                  -------
services will exist because state of the art diagnostic, treatment and therapeutic techniques will be utilized.

          (b)(3)  Freedom of Choice.  An increase in patient freedom of
                  -----------------
choice among health care providers will exist because patients will now be able to choose between more than one renal dialysis facility in the Corporation's market area.

          (b)(4)  Increased Competition.  An increase in competition
                  ---------------------
among health care providers will occur for the same reason as stated in subparagraph (b)(3).

          (b)(5)  No Cost Increase.  No increase in costs to the Medicare
                  ----------------
program will exist because these services are required and medically necessary.

          (b)(6)  Physicians' Judgment Unaffected.  The physicians'
                  -------------------------------
judgment will not be altered because a significant demand exists to treat patients suffering from kidney failure or illnesses sufficient to warrant renal dialysis or other Services to be provided by the Corpora-tion and ANG, and the physician's judgment will not be varied or in-fluenced by any conduct of the Corporation; physicians' judgment will be based solely on demonstrable clinical necessity for the services.

          (b)(7)  No Inducement.  The Corporation shall undertake no
                  -------------
conduct to influence any referrals by ANG inasmuch as fair market value fees for Medical Director services will be paid pursuant to the MD Agreement.

     11.  Documents.  DCA and ANG shall execute all necessary documents
          ---------
required to carry out the terms of this Agreement.

     12.  Entire Agreement.  This Agreement supersedes all agreements
          ----------------
previously made between the parties relating to its subject matter. Other than the MD Agreement, there are no other understandings or agreements between them.

     13.  Non-Waiver.  No delay or failure by either party to exercise any
          ----------
right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

     14.  Headings.  Headings in this Agreement are for convenience only
          --------
and shall not be used to interpret or construe its provisions.

     15.  Governing Law.  This Agreement shall be construed in accordance
          -------------
with and governed by the laws of the State of New Jersey.

     16.  Notices.  All notices, requests, demands or other communications
          -------
hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed first class, postage prepaid:

     (a)  If to ANG:

            Atlantic Nephrology Group, Inc.
            c/o Dr. Guy D. Sbar
            9 Hospital Drive, Suite C-2
            Toms River, NJ 08755

          with a copy to:

            Charles Byrnes, Esq.
            1000 State Highway 70
            Lakewood, NJ 08701

     (b)  If to DCA:

            Bart Pelstring, President
            Dialysis Corporation of America
            27 Miller Avenue, Suites 2 & 3
            Lemoyne, PA 17043

          with a copy to:

            Lawrence E. Jaffe, Esq.
            777 Terrace Avenue
            Hasbrouck Heights, New Jersey 07604

     17.  Assignment.  No shareholder hereto shall be entitled to assign
          ----------
any or part of its rights or obligations hereunder except with the mutual and written consent of the other shareholder(s); provided, however, that any such consent to an assignment shall not relieve the assigning share-holder(s) of his, her or its respective obligations hereunder; provided, further, that any such assignment will not impair the shareholder's or other party's ability to perform under this Agreement or otherwise effect the operation of the Corporation or the terms of this Agreement; provided, further, that any take-over, merger, consolidation, sale of assets or similar transaction of or by DCA or its parent, shall not be deemed an assignment nor a breach of this Agreement.

     18.  Amendments.  Shareholders may amend or modify this Agreement
          ----------
in such manner as may be agreed upon by a written instrument executed by the shareholders exhibiting their mutual consent to such amendment or modification.

     19.  Brokers.  All negotiations relative to this Agreement and all
          -------
the transactions contemplated herein have been carried on between the parties directly and without the intervention of any other person or, to the knowledge of the parties, otherwise in such a manner as to give rise to any valid claim against any of the parties for a finder's fee, brokerage commission or other like payment.

     20.  Access To Information.  ANG shall give to DCA, its counsel,
          ---------------------
accountants and other representatives all such information concerning and full access to all of the properties, books, contracts, commitments and records of ANG relating to ANG's operations and background, as DCA may reasonably request. In the event this Agreement is not executed and the transactions contemplated by it are not consummated, DCA shall treat as confidential all confidential information disclosed to it in connection with its investigation of ANG and will return to ANG all documents and records furnished by ANG which contain any such confi-dential information. Any information in the public domain or other-wise not secret shall not be deemed confidential information as set forth herein.

     21.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     22.  Binding Effect.  The provisions of this Agreement shall be
          --------------
binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties have signed this Agreement.

                             DIALYSIS CORPORATION OF AMERICA

                                 /s/Bart Pelstring

                             By: ------------------------------
                                 BART PELSTRING, President


                             ATLANTIC NEPHROLOGY GROUP, INC.

                                 /s/ Dr. Guy D. Sbar

                             By: ------------------------------
                                 DR. GUY D. SBAR, President